                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934
                               (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[X] Preliminary Proxy Statement              Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               EXIDE CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
   Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                                                PRELIMINARY COPY

                               EXIDE CORPORATION

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                      Bloomfield Hills, Michigan
                                                                   July 26, 1995

To the Stockholders:

  The Annual Meeting of Stockholders of Exide Corporation will be held on August 23, 1995, at 10:00 a.m. at the Inn at Reading, 1040 North Park Road, Wyomissing, Pennsylvania, for the following purposes:

  1. To elect the Company's Board of Directors;

  2. To approve the Company's fiscal 1996 bonus plan;

  3. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the current fiscal year; and

  4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  Only stockholders at the close of business on July 7, 1995 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                          By order of the Board of Directors

                                          Bernard F. Stewart
                                          Secretary

  PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

                                                                PRELIMINARY COPY

                               EXIDE CORPORATION
                           1400 NORTH WOODWARD AVENUE
                        BLOOMFIELD HILLS, MICHIGAN 48304

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 July 26, 1995

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Exide Corporation (the "Company") to be used at the Annual Meeting of Stockholders of the Company on August 23, 1995, to be held at the Inn at Reading, 1040 North Park Road, Wyomissing, Pennsylvania. This Proxy Statement and accompanying form of proxy are being mailed to stockholders beginning on or about July 26, 1995. The Company's Annual Report to stockholders for fiscal year ended March 31, 1995, is enclosed.

  Only stockholders of record at the close of business on July 7, 1995 will be entitled to vote at the meeting. As of such date, there were 19,991,810 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote.

  The enclosed proxy, if properly signed and returned, will be voted in accordance with its terms. Any proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of the Company written revocation or a proxy bearing a later date, or by attending and voting in person at the Annual Meeting.

  The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by use of the mail, proxies may be solicited by directors, officers and regularly engaged employees of the Company. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their out-of-pocket expenses.

  Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and the inspectors will determine whether a quorum is present. The directors to be elected at the meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote. Votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

  Abstentions may be specified on all proposals submitted to a stockholder vote other than the election of directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the other proposals. Approval of the Company's fiscal 1996 bonus plan and ratification of the appointment of the independent auditors require the approval of a majority of the shares of Common Stock present in person or by proxy and entitled to vote. Thus, abstentions on these proposals will have the effect of a vote against such proposals.

  If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter, and, thus, will not be counted in determining whether that matter receives a majority of the shares of Common Stock present and entitled to vote at the meeting.

                            1. ELECTION OF DIRECTORS

  The directors to be elected at this meeting will serve until the next annual meeting or until their successors are elected. Each of the nominees for election as a director has agreed to serve if elected. All of the nominees are presently directors of the Company. In the event that any nominee should become unavailable for election, the Board of Directors may designate a substitute nominee, in which event the shares represented by proxies at the meeting will be voted for such substitute nominee unless an instruction to the contrary is indicated on the proxy card. Nominees receiving a plurality of votes of shares of Common Stock present in person or by proxy at the meeting will be elected as directors.

  The following table sets forth as of June 30, 1995, with respect to each nominee, his name, age, principal occupation, the year in which he first became a director of the Company and directorships in other corporations.

                                         PRINCIPAL OCCUPATION
        NAME        AGE                    AND DIRECTORSHIPS
        ----        ---                  --------------------
 Arthur M. Hawkins   52 President, Chief Executive Officer and Director of the
                         Company since 1985 and Chairman since October 1989.
                         Mr. Hawkins is also a director of Yuasa-Exide, Inc.
                         which is 13.5% owned by the Company. Prior to joining
                         Exide in June 1985, Mr. Hawkins was Group Executive
                         of ITT's worldwide automotive operations. He has
                         spent twenty years in the automotive industry
                         including six years with Tenneco Automotive as a
                         Senior Vice President of their Automotive Division,
                         General Manager of Walker Manufacturing Company and
                         Operations Vice President of Monroe Automotive
                         Equipment Company. Prior to joining Tenneco
                         Automotive, he held various managerial and executive
                         positions with Chrysler Corporation, including
                         assignments to Latin America, Mexico, Australia,
                         Europe and North America.
 Douglas N. Pearson  52 Executive Vice President, President--North American
                         Operations of the Company primarily responsible for
                         its automotive business since June 1985 and a
                         director since March 1988. Prior to joining Exide,
                         Mr. Pearson was Vice President of Sales and Marketing
                         for Monroe Automotive Equipment Company, a division
                         of Tenneco Automotive. Mr. Pearson spent fifteen
                         years with Tenneco Automotive and held various
                         managerial and executive positions within their
                         Automotive Division including Regional Sales Manager,
                         Vice President of National Account Sales and Vice
                         President of Corporate Planning, Development and Far
                         East Operations.
 William J. Rankin   57 Executive Vice President of the Company primarily
                         responsible for operations since June 1987 and a
                         director since July 1993. Mr. Rankin's prior
                         experience was with Monroe Automotive Equipment
                         Company where he served as Vice President of
                         Manufacturing as well as Vice President of Product
                         Engineering.
 Earl Dolive         77 Director of the Company since October 1993. Prior to
                         his retirement, Mr. Dolive had been employed by
                         Genuine Parts Company since 1937. At Genuine Parts
                         Company, Mr. Dolive served in various capacities,
                         including Executive Vice President and Chief
                         Operating Officer, Chief Financial Officer and
                         Treasurer.
 Timothy O. Fisher   45 Director of the Company since April 1993. Mr. Fisher
                         has been employed by The Hillman Company ("Hillman")
                         (diversified investments and operations) in various
                         capacities since 1972. He has been a Vice President
                         of Hillman since 1986 and also serves as a director
                         of several private companies.

                                         PRINCIPAL OCCUPATION
        NAME        AGE                    AND DIRECTORSHIPS
        ----        ---                  --------------------
 Robert H. Irwin     67 Director of the Company since July 1990. Mr. Irwin is
                         currently retired and serves various companies in a
                         consulting capacity. Prior to his retirement, Mr.
                         Irwin held the office of President of The Batesville
                         Casket Company, a subsidiary of Hillenbrand
                         Industries, for seven years. Mr. Irwin's career also
                         includes 30 years at Chrysler Corporation in a
                         variety of engineering and managerial positions. Mr.
                         Irwin is also a director of Le Roy Industries, Inc.
                         (a manufacturer of automotive parts).
 Arthur R. Taylor    66 Director of the Company since October 1993. Prior to
                         his retirement, Mr. Taylor gained 35 years of
                         financial and manufacturing experience in a variety
                         of positions, including Director--Corporate Studies
                         and Director--Finance & Operations of Chrysler
                         Corporation and Canadian Representative for the
                         Vertol Division of The Boeing Company.
 Lawrence M. Wagner  55 Director of the Company since August 1989. In December
                         1993, Mr. Wagner became President and Chief Operating
                         Officer of Hillman. Prior to that time, he served in
                         various other capacities with Hillman, including
                         Executive Vice President and Chief Operating Officer,
                         Chief Financial Officer and Treasurer.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES; COMPENSATION OF DIRECTORS

  The Board of Directors held seven meetings during fiscal 1995. Each director attended at least 75% of the meetings of the Board of Directors and any committee on which he served.

  The Board of Directors has a Compensation Committee and an Audit Committee. The present members of the Compensation Committee are Mr. Irwin (Chairman), Mr. Dolive, Mr. Fisher and Mr. Taylor. The responsibilities of the Compensation Committee include reviewing and approving executive remuneration and supervising the administration of the Company's employee benefit plans. The Compensation Committee met four times during fiscal 1995. The present members of the Audit Committee are Mr. Wagner (Chairman), Mr. Dolive and Mr. Taylor. The responsibilities of the Audit Committee include recommending to the Board of Directors the independent certified public accountants to be selected to conduct the Company's annual audit and reviewing the accounting and financial controls used by the Company. The Audit Committee met four times during fiscal 1995.

  Directors who are not officers or employees of the Company receive a quarterly retainer fee of $7,000 plus reimbursement of expenses for attending each meeting of the Board of Directors or any committee thereof.

STOCK OWNERSHIP

  The following table sets forth, as of June 30, 1995, certain information regarding beneficial ownership of Common Stock by the Company's directors and executive officers and by each person and entity that, to the best knowledge of the Company, beneficially owned more than five percent of the Common Stock. Except as indicated in the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. Except as otherwise indicated, the address of each person listed below is the address of the Company.

                                                               NUMBER OF PERCENT
                                                                SHARES     OF
      NAME OF BENEFICIAL OWNER                                    (A)     CLASS
      ------------------------                                 --------- -------
      Arthur M. Hawkins....................................... 2,415,942  12.1%
      Douglas N. Pearson......................................   604,475   3.0%
      William J. Rankin.......................................   113,245     *
      Alan E. Gauthier........................................    32,620     *
      George J. Tinker........................................    20,000     *
      Earl Dolive.............................................     2,500     *
      Timothy O. Fisher.......................................     1,000     *
      Robert H. Irwin.........................................     7,000     *
      Arthur R. Taylor........................................       --    --
      Lawrence M. Wagner......................................     1,000     *
      All directors and executive
       officers of the Company as a
       group (10 persons)..................................... 3,197,782  16.0%
      Wilmington Securities, Inc. (b)......................... 1,890,884   9.5%
       824 Market Street, Suite 900
       Wilmington, DE 19801
      Janus Capital Corporation (c)........................... 1,492,730   7.5%
       100 Fillmore Street, Suite 300
       Denver, CO 80206

- --------
*  Less than 1%.
(a) The following numbers of the shares shown as beneficially owned are subject to vesting requirements: Mr. Hawkins--240,406; Mr. Pearson--61,840; Mr. Rankin--30,920; Mr. Gauthier--30,920; Mr. Tinker--20,000; all directors and executive officers as a group--364,086. See "Executive Compensation--Stock Award Plan." Mr. Hawkins' shares include 5,000 shares owned by his children as to which he disclaims beneficial ownership and Mr. Gauthier's shares include 700 shares held by his wife and children as to which he disclaims beneficial ownership.
(b) This holder is an indirect wholly-owned subsidiary of Hillman, which is controlled by a trust for the benefit of Henry L. Hillman. The trustees of such trust, Mr. Hillman, C.G. Grefenstette and Elsie H. Hillman, share voting and investment power over the stock of Hillman. Mr. Wagner, who is both a director and an officer of Hillman, and Mr. Fisher, who is an officer of Hillman, disclaim beneficial ownership of the securities of the Company owned by this holder.
(c) According to the Schedule 13G filed by this holder, it is an investment advisor with shared voting power and investment power over these shares.

SECTION 16(A) COMPLIANCE

  Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers, directors and greater than 10% stockholders to file certain reports with respect to beneficial ownership of the Company's equity securities. Mr. Irwin was late on one occasion in filing his Statement of Changes in Beneficial Ownership on Form 4 in fiscal 1995. In addition, Mr. Irwin filed an amended Form 3 to reflect an increased number of shares beneficially owned by Mr. Irwin, which had been inadvertently omitted from Mr. Irwin's Form 3 filed in connection with the Company's initial public offering.

EXECUTIVE COMPENSATION

  The table below shows information concerning compensation for the Company's executive officers in office on March 31, 1995 for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL                   LONG TERM
                                           COMPENSATION               COMPENSATION
                                         -----------------            ------------
                                                                       RESTRICTED
                                                            ALL OTHER    STOCK
                                  FISCAL                    COMPENSA-   AWARD(S)
                                   YEAR   SALARY  BONUS(1)   TION(2)     ($)(3)
                                  ------ -------- --------  --------- ------------
Arthur M. Hawkins................  1995  $662,500 $349,900   $16,462      -0-
 President and Chief Executive     1994   550,000  550,000     9,160      -0-
 Officer                           1993   512,500  625,000     8,697      -0-
Douglas N. Pearson...............  1995  $331,250 $174,900   $22,496      -0-
 Executive Vice President,         1994   275,000  275,000    20,166      -0-
 President--                       1993   256,250  337,400    15,389      -0-
 North American Operations
Alan E. Gauthier.................  1995  $206,200 $ 84,000   $22,806      -0-
 Executive Vice President and      1994   155,400  129,720    20,529      -0-
 Chief Financial Officer(3)        1993   137,700  129,600    13,502      -0-
George J. Tinker.................  1995  $199,946 $140,040   $12,835   $64,500
 Vice President and Chairman       1994     -0-      -0-       -0-        -0-
 Euro Exide Corporation,           1993     -0-      -0-       -0-        -0-
 Limited
William J. Rankin................  1995  $170,260 $ 72,000   $21,493      -0-
 Executive Vice President--Group   1994   150,250  120,000    19,071      -0-
 Operations                        1993   144,130  120,400    12,237      -0-

- --------
(1) Bonus amounts shown are those accrued for and paid in or after the end of the fiscal year listed.
(2) Includes accrued contributions for the Exide Salaried Retirement and 401(k) Plan for fiscal 1995, as follows: Mr. Hawkins, $7,950; Mr. Pearson, $8,250; Mr. Gauthier, $8,250; and Mr. Rankin, $8,250. Also includes contributions to an executive long-term Disability Plan for fiscal 1995 as follows: Mr. Pearson, $6,987; Mr. Gauthier, $7,858; and Mr. Rankin, $5,141.
(3) The number and value (at March 31, 1995) of the aggregate restricted stock holdings of each of the named executive officers at March 31, 1995 was as follows: Mr. Hawkins, 240,406 ($8,834,921); Mr. Pearson, 61,840
    ($2,272,620); Mr. Gauthier, 30,920 ($1,136,310); Mr. Tinker, 20,000
    ($735,000); and Mr. Rankin, 30,920 ($1,136,310). The shares of restricted stock held by Messrs. Hawkins, Pearson, Gauthier and Rankin will vest on the fifth anniversary of the original grant date (April 1993). Twenty percent of the shares of restricted stock held by Mr. Tinker will vest on each anniversary of the grant date (December 1994). Each of the named executive officers is entitled to dividends paid on such restricted stock holdings.
(4) Mr. Gauthier was appointed Executive Vice President and Chief Financial Officer in October 1993. Prior to that time, he served as Vice President-Finance.

  The table below shows information concerning the grant of long-term incentive compensation awards to the Company's executive officers in the last fiscal year.

                 LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL 1995

                                                                    PERIOD FROM
                                                                    GRANT UNTIL
                                                          NUMBER OF    FULL
      NAME                                                 SHARES     VESTING
      ----                                                --------- -----------
      Arthur M. Hawkins..................................     -0-         --
      Douglas N. Person..................................     -0-         --
      Alan E. Gauthier...................................     -0-         --
      George J. Tinker...................................  20,000     5 years(1)
       Restricted Stock Grants
      William J. Rankin..................................     -0-         --

- --------
(1) Such grant was made under the Exide Corporation 1993 Long Term Incentive Plan and was effective December 1, 1994. 4,000 shares of such restricted stock will vest on each anniversary of the grant so long as Mr. Tinker remains employed by the Company or any of its subsidiaries.

 Stock Award Plan

  The Company established an incentive stock plan effective April 1993. Under this plan, the Company granted 811,662 shares of Common Stock to a broad group of management employees. At the time of the grants, the Board of Directors believed that the value of the shares was $2.26. The agreements relating to the grants require the holders thereof to pay $2.25 per share to the Company prior to receiving the shares. The shares vest in full at the fifth anniversary of the original grant date and have certain restrictions related to sale and transferability, as well as requirements of continued employment with the Company. The following grants were made to the persons named in the Summary Compensation Table set forth above: Mr. Hawkins--240,406 shares; Mr. Pearson-- 61,840 shares; Mr. Rankin--30,920 shares; and Mr. Gauthier--30,920 shares.

 Executive Employment Agreements

  The Company entered into employment agreements with Mr. Hawkins in June 1985, Mr. Pearson in June 1985 and Mr. Rankin in June 1987. Each year, the Board of Directors has authorized amendments to such employment agreements to provide that the base salaries set by the Compensation Committee for such year are the minimum salaries under such employment agreements. Such agreements currently provide for annual base salaries of not less than $900,000, $450,000 and $230,000, respectively, with the opportunity to earn bonuses under certain circumstances. These agreements do not contain a stated termination date, but may be terminated by either party on notice to the other. If the Company terminates an agreement without cause, the Company will provide severance pay equal to one year's salary at the rate in effect at the time of termination. These agreements also prohibit each executive from engaging in certain competitive activities for two years after termination.

                               ----------------

  The following Compensation Committee Report on Executive Compensation and Performance Graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement incorporating this Proxy Statement into any such filing, except to the extent the Company specifically incorporates such information by reference in such a filing.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's compensation program for its executive officers is designed to enable it to attract and retain highly qualified personnel and to motivate them to achieve corporate performance objectives so as to enhance stockholder value.

  The principal elements of the senior executives' compensation consist of base salary, incentive cash bonuses and long-term stock awards.

  Prior to the Company's initial public offering in October 1993, executive compensation decisions were generally made by the full Board of Directors, rather than the Compensation Committee. Now that the Company's shares are publicly traded, the Compensation Committee expects to have a larger role in this area, although it will continue to consider, as the full Board has in the past, the recommendations of the Chief Executive Officer with respect to the compensation of the other executive officers.

  In determining base salaries, the Board has considered and the Committee will continue to consider the executive's level of responsibility and individual performance, the profitability of the Company and the understanding of the Board members involved, from their personal business experience, of the general levels of salaries being paid to senior executives in other industrial corporations. Such factors were considered by the Compensation Committee in setting fiscal 1995 base salaries. In setting fiscal 1996 base salaries and in anticipation of the Company's expansion into the European battery market, the Compensation Committee reviewed the senior executives' compensation programs and recommended to the Board of Directors compensation levels benchmarked to companies of similar size. Such companies did not include the companies included in the Peer Group (as defined below). As a result, in October 1994, the Compensation Committee recommended, and the Board of Directors approved, an increase in the base salaries of its senior executives. Such increase was instituted in two steps--October 1994 and April 1995. For additional information on the increased annual base salaries, see "Executive Compensation--Executive Employment Agreements" above.

  Annual cash bonuses represent a large portion of the total cash compensation of the Company's executive officers and serve as an incentive to achieve corporate goals for earnings before interest and taxes. As the figures in the Summary Compensation Table demonstrate, the Compensation Committee believed that, because the Company's most highly compensated officers more significantly affect the Company's results of operations than other officers, a larger portion of their compensation should be in the form of a cash bonus. In setting fiscal 1995 bonuses the Compensation Committee established certain target levels based on earnings before interest and taxes, as the Compensation Committee had done in the preceding fiscal year (except that the required level of earnings before interest and taxes was higher in fiscal 1995). The Company achieved certain, but not all, of the target levels set by the Compensation Committee in fiscal 1995, and, therefore, the amounts received by the named executive officers were less than the amounts which could have been earned by such officers had the highest target levels been achieved. In May 1995, the Compensation Committee established, and the Board of Directors ratified, the bonus plan described in "Approval of the Fiscal 1996 Bonus Plan" below. The Compensation Committee considered the Company's cost reduction goals for fiscal 1996 in setting the goals in the bonus plan.

  In anticipation of the Company's initial public offering and in order to better align the interests of its executives with those of its stockholders, during fiscal 1994 the Board created the plan described above under "Stock Award Plan," pursuant to which shares were sold subject to vesting and other restrictions, and a Long Term Incentive Plan (the "LTIP") which authorizes grants by the Compensation Committee of stock options, restricted shares of stock and units valued based on the Company's long-term performance. As a result of the growing importance of the Company's European business, the Compensation Committee granted 20,000 shares of restricted stock to Mr. Tinker under the LTIP in fiscal 1995. See "Executive Compensation--Long-Term Incentive Awards in Fiscal 1995." The grant to Mr. Tinker was made by the Compensation Committee in order to give Mr. Tinker a stock incentive like the other named executive officers and the amount was determined by comparing his responsibilities to the other named executive officers.

  The compensation for the Chief Executive Officer for fiscal 1996 was determined in the manner described above and no particular quantitative measures were used in determining his compensation except as so described.

  Section 162(m) of the Internal Revenue Code sets a $1 million limit on deductions for the compensation of each executive officer. Certain performance-based compensation is excluded from this limit. The Compensation Committee intends to structure the LTIP awards and recommend any necessary changes to the LTIP so as to bring compensation provided under it within such exclusion. In addition, by virtue of the proposal described in "Approval of the Fiscal 1996 Bonus Plan" below, the Compensation Committee has structured the Company's annual bonus plan so as to bring compensation under such plan within the
Section 162(m) exclusion.

                             COMPENSATION COMMITTEE

                           Robert H. Irwin, Chairman
                                  Earl Dolive
                               Timothy O. Fisher
                                Arthur R. Taylor

PERFORMANCE GRAPH

  Set forth below is a graph comparing the cumulative total returns of (i) the Company's Common Stock, (ii) the Standard & Poor's 500 Composite Stock Index ("S&P 500") and (iii) the average of the common stock prices of Echlin Inc., Federal-Mogul Corporation, Standard Motor Products, Inc. and Stant Corp., automobile parts manufacturers (the "Peer Group"), from October 29, 1993 through March 31, 1995. The graph assumes that $100 was invested on October 29, 1993 in each (using the closing price of the Company's Common Stock on such date of $26.875 per share following its initial public offering at $20.00 per share) and that dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  AMONG COMPANY, S&P 500 INDEX AND PEER GROUP
                    FROM OCTOBER 29, 1993 TO MARCH 31, 1995


                             [GRAPH APPEARS HERE]


Measurement Period                          S&P
(Fiscal Year Covered)        EXIDE          500 INDEX    PEER GROUP
- -------------------          -------        ---------    ----------
Measurement Pt-
10/29/93                     $100.00        $100.00      $100.00
FQE 03/31/94                 $137.76        $ 96.45      $ 94.81
FQE 06/30/94                 $171.34        $ 96.85      $ 97.11
FQE 09/30/94                 $176.54        $101.59      $ 91.03
FQE 12/31/94                 $209.68        $101.57      $ 89.41
FQE 03/31/95                 $137.05        $111.46      $103.04

                   2. APPROVAL OF THE FISCAL 1996 BONUS PLAN

  In May 1995, the Compensation Committee established, subject to stockholder approval, performance goals under the fiscal 1996 bonus plan for the six most highly compensated officers of the Company. The business criteria on which the performance goals are based is earnings before interest and taxes as calculated in accordance with generally accepted accounting principles using audited financial information. The maximum amount of compensation that any employee could be paid under this bonus plan is $1,350,000.

  The affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock represented in person or by proxy at the meeting is required for approval of the fiscal 1996 bonus plan. Approval of this bonus plan is required for all amounts awarded under the plan to qualify as compensation deductible by the Company under Section 162(m) of the Internal Revenue Code.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE FISCAL 1996 BONUS PLAN AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

              3. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors proposes that the stockholders ratify the appointment by the Audit Committee of Arthur Andersen LLP to serve as the Company's independent auditors for the 1996 fiscal year. The Board of Directors anticipates that representatives of Arthur Andersen LLP will be present at the meeting to respond to the appropriate questions, and they will have an opportunity, if they desire, to make a statement.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                               OTHER INFORMATION

  The Management has no reason to believe that any other business will be presented at the Annual Meeting, but if any other business shall be presented, votes pursuant to the proxy will be cast thereon in accordance with the discretion of the persons named in the accompanying proxy.

  Stockholder proposals to be presented at the 1996 Annual Meeting must be received by the Company on or before March 29, 1996, for inclusion in the proxy statement relating to that meeting. Proposals should be sent to the attention of the Secretary of the Company. In addition, the Company's By-laws contain certain requirements with respect to the submission of proposals and the nomination of directors at any stockholder meeting.

  The Company will furnish, without charge, to each person whose proxy is being solicited, upon request of such person, one copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, as filed with the Securities and Exchange Commission. Requests for copies of such report should be directed to the attention of the Corporate Secretary, Exide Corporation, 645 Penn Street, Reading, Pennsylvania 19601-4205.

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               EXIDE CORPORATION

  The undersigned hereby appoints Alan E. Gauthier and Bernard F. Stewart attorneys and proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Exide Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held
August 23, 1995 or any adjournments thereof.


      (Continued, and to be marked, dated and signed, on the other side)

- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                               Annual Meeting of
                                 Stockholders
                               Exide Corporation

                                August 23, 1995
                                  10:00 a.m.
                              The Inn at Reading
                                1040 Park Road
                             Wyomissing, PA 19610

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
                                                              I plan to attend
                                                                 the meeting
                                                                    [_]
1. ELECTION OF DIRECTORS
   NOMINEES: Arthur M. Hawkins, Douglas N. Pearson, William J. Rankin, Earl Dolive, Timothy O. Fisher, Robert H. Irwin, Arthur R. Taylor and Lawrence M. Wagner

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

   -----------------------------------------------------------------------------
    FOR all nominees                WITHHOLD
   listed to the right              AUTHORITY
    (except as marked        to vote for all nominees
     to the contrary)          listed to the right
          [_]                          [_]

2. Approval of the Company's fiscal 1996 bonus plan.
              FOR    AGAINST   ABSTAIN
              [_]      [_]       [_]
3. Ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants.
              FOR    AGAINST   ABSTAIN
              [_]      [_]       [_]
4. In their discretion upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                                                    , 1995
      --------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                  (Signature)

- --------------------------------------------------------------------------------
                          (Signature if held jointly)

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE

- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                               Admission Ticket
                               ----------------

                               Annual Meeting of
                                 Stockholders
                               Exide Corporation

                                August 23, 1995
                                  10:00 a.m.
                              The Inn at Reading
                                1040 Park Road
                             Wyomissing, PA 19610


                                    Agenda

              . Election of Directors
              . Approval of the Company's Fiscal 1996 Bonus Plan
              . Ratification of Auditors